UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

LEXAR MEDIA, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31103	33-0723123
(Commission File Number)	(IRS Employer
Identification No.)

47300 Bayside Parkway, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 413-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2006, Lexar Media, Inc. (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Micron Technology, Inc. (“Micron”) and a wholly-owned subsidiary of Micron. The Merger Agreement provides that, upon the terms and subject to the conditions provided in the Merger Agreement, Micron’s subsidiary will merge with and into the Company, with the Company being the surviving corporation of the merger (the “Merger”). As a result of the Merger: (i) the Company will become a wholly-owned subsidiary of Micron; and (ii) each outstanding share of the Company’s common stock will be converted into the right to receive 0.5625 shares of Micron common stock and Micron will assume stock options held by employees of the Company at the Closing Date with a per share exercise price of $9.00 or lower.  A copy of the Merger Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

In connection with the entry into the Merger Agreement, each of the directors and executive officers of the Company have entered into Voting Agreements with Micron by which they have granted proxies to Micron, and otherwise agreed, to vote for the approval of the Merger Agreement.   The Company and Micron also entered into a cross license agreement providing for a non-exclusive license to specified patented technology of the other.

The Merger Agreement contains representations and warranties of each of the parties to the Merger Agreement and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Merger Agreement.  The parties reserve the right to, but are not obligated to, amend or revise the Merger Agreement or the disclosure schedules.  In addition, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the press release issued by the Company and Micron on March 8, 2006 concerning the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

Micron intends to file a registration statement on Form S-4, and the Company intends to file a proxy statement/prospectus, in connection with the Merger. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy/prospectus when they become available because they will contain important information about the Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Lexar Public Relations, Diane Carlini, (510) 580-5604.  Investors and security holders may obtain free copies of the documents filed with the SEC by Micron by contacting Micron Investor Relations, Kipp Bedard at
(208) 368-4465.

The Company, Eric Stang, the Company’s Chairman, Chief Executive Officer and President, and the Company’s other directors and executive officers may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed merger.  Such individuals may have interests in the proposed merger, including as a result of holding the Company’s common stock or stock options.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Stang and the company’s other directors and executive officers in the solicitation by reading the prospectus/proxy statement when it becomes available.

Micron, Steven Appleton, Micron’s Chairman, Chief Executive Officer and President, and certain of Micron’s other executive officers may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed merger.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Appleton and certain of Micron’s other executive officers in the solicitation by reading the prospectus/proxy statement when it becomes available.

Safe Harbor for Forward-Looking Statements

This Form 8-K contains forward-looking statements that involve risks and uncertainties concerning Micron's proposed acquisition of the Company.  Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties.  The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed. In addition, please refer to the documents that the Company and Micron file with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. The filings by each of the Company and Micron identify and address other important factors that could cause their respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Agreement and Plan of Merger dated as of March 8, 2006 by and among Micron Technology, Inc., March 2006 Merger Corp. and Lexar Media, Inc.
99.1	Press Release issued by Lexar Media, Inc. and Micron Technology, Inc. on March 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.

Date: March 8, 2006	By:	/s/ Eric B. Stang
Eric B. Stang
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Agreement and Plan of Merger dated as of March 8, 2006 by and among Micron Technology, Inc., March 2006 Merger Corp. and Lexar Media, Inc.

99.1	Press Release issued by Lexar Media, Inc. and Micron Technology, Inc. on March 8, 2006